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Exhibit 5.1

October 1, 2007

Board of Directors
Advanced Cell Technology, Inc.
1201 Harbor Bay Parkway
Alameda, CA 94502

Re:
Registration Statement on Form SB-2

Gentlemen:

        We have acted as counsel to Advanced Cell Technology, Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission") of the Company's registration statement on Form SB-2 (the "Registration Statement"), registering for resale by the selling security holders listed in the Registration Statement from time to time 20,766,674 shares of Common Stock of the Company, par value $.001 (the "Shares") under the Securities Act of 1933, as amended (the "Securities Act"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-B.

        We have examined copies of the Certificate of Incorporation and By-laws of the Company, copies of all pertinent records of meetings of the board of directors and stockholders, the Registration Statement, and such other documents relating to the Company as we have deemed material for purposes of this opinion.

        In our examination of the foregoing, we have assumed that each document accurately conforms to the original, the original was signed by the person or persons indicated, and each signatory had the required legal capacity and authority to sign the document.

        Our opinion set forth below is limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting that law.

        We note that the Company will not be requesting effectiveness of the Registration Statement until the Company and its shareholders have taken all necessary corporate action to increase the number of authorized shares set forth in the Company's Certificate of Incorporation.

        It is understood that this opinion is to be used only in connection with the filing of the Registration Statement. We are opining only on the matters expressly set forth herein, and no opinion should be inferred as to any other matter.

        Based on the foregoing, we are of the opinion that, when issued, the Shares will be duly authorized for issuance and will be validly issued, fully paid, and non-assessable.

        We consent to the filing with the Commission of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof.

Very truly yours,
/s/ PIERCE ATWOOD LLP
By: PIERCE ATWOOD LLP

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  Exhibit 5.1